Exhibit 10.4

AMENDMENT
TO
SECURITIES PURCHASE AGREEMENT

This Amendment to the Securities Purchase Agreement (this “Amendment”), between GP Strategies Corporation, a Delaware corporation with headquarters located at 6095 Marshalee Drive, Suite 300, Elkridge, MD 21075 (the “Company”), General Physics Corporation, a Delaware corporation with headquarters located at 6095 Marshalee Drive, Suite 300, Elkridge, MD 21075 (the “Surviving Corporation”), and Sagard Capital Partners, L.P., a Delaware limited partnership with an address at 325 Greenwich Avenue, Greenwich, CT 06830 (the “Investor”) is effective as of December 30, 2011.

WHEREAS, on December 30, 2009, the Company and the Investor entered into (i) that certain Securities Purchase Agreement by and among the Company and the Investor (the “Agreement”) and (ii) that certain Registration Rights Agreement by and among the Company and the Investor (the “RRA”);

WHEREAS, the Board of Directors and stockholders of the Company have approved the merger (the “Merger”) of the Company with and into the Surviving Corporation, which will be renamed GP Strategies Corporation at the effective time of the Merger (the “Effective Time”); and

WHEREAS, the Company desires to amend the Agreement pursuant to Section 8(f) thereof.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein set forth, the parties hereto agree as follows:

Section 1.               Consent to Assignment.  At the Effective Time, Surviving Corporation shall succeed, insofar as provided by law, to all rights, assets, liabilities and obligations of the Company in accordance with the General Corporation Law of the State of Delaware and Investor’s signature on this Amendment constitutes the prior written consent required by Section 8(h) of the Agreement.  For the avoidance of doubt, effective as of the Effective Time, (i) the Surviving Corporation shall assume all obligations, covenants and liabilities of the Company under the Agreement and the RRA, (ii) all references to the “Company” in the Agreement and the RRA shall thereafter be deemed to constitute references to the Surviving Corporation and (iii) all references to the “Purchased Shares” in the Agreement and the RRA shall refer to the 2,857,143 shares of common stock, par value $0.01 per share, of the Surviving Corporation issuable to the Investor in the Merger in exchange for the Purchased Shares (as defined in the Agreement and the RRA prior to this Amendment) (as such number of shares may be adjusted for stock splits, reverse splits, stock dividends, share combinations and the like).

Section 2.               Amendments.

(a)           Section 4(m)(v) of the Agreement is hereby amended and restated to read as follows:

“(v)         The Board Representative shall be entitled to serve on each committee of the Board of Directors (except as prohibited by applicable Law or any rule or regulation promulgated by the Principal Market).  In the event the Board Representative is not a member of a committee of the Board of Directors, the Board Representative shall have the right to attend and observe (but not vote at) each meeting of such committee and to receive from the Company copies of all notices, information and other material provided to members of such committee (except as prohibited by applicable Law and the rules and regulations promulgated by the Principal Market).  Notwithstanding the forgoing, if, and solely to the extent that, the Defense Security Service or other governmental agency requires the Company to create a committee of the board from which the Board Representative must be excluded or otherwise to exclude the Board Representative from certain decisions or from receiving information about certain matters, the Investor agrees to such exclusion (but only to such limited extent).”

(b)           Section 8(a) of the Agreement is hereby amended by replacing the definition of “Significant Subsidiaries” in its entirety to read as follows:

““Significant Subsidiary” means General Physics (UK) Ltd, a United Kingdom limited company.”

Section 3.               Waivers by the Surviving Corporation.  The Company and the Surviving Corporation hereby represent and warrant to the Investor as follows:

(a)           The Board of Directors of the Surviving Corporation has irrevocably waived, on behalf of the Surviving Corporation, any rights under Article Thirteenth of its certificate of incorporation with respect to (A) any shares of common stock of the Surviving Corporation held by the Investor as a result of the Merger, (B) any additional securities acquired pursuant to Section 4(l) of the Agreement and (C) any other securities permitted to be acquired by the Investor under Section 4(o) of the Agreement.

(b)           The Surviving Corporation and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its certificate of incorporation or any certificates of designations or the laws of the jurisdiction of its formation or incorporation, or any other jurisdiction, which is or would reasonably be expected to become applicable to the Investor as a result of (i) the transactions contemplated by the Merger Agreement, including, without limitation, the Surviving Corporation’s issuance of shares of Common Stock pursuant to the Merger Agreement and the Investor’s ownership of such shares, (ii) the Investor’s purchase of securities pursuant to Section 4(l) of the Agreement and (iii) any shares of Common Stock permitted to be acquired by the Investor under Section 4(o) of the Agreement.

Section 4.               Further Assurances.  Subject to the terms and conditions provided herein and the Agreement, the Surviving Corporation shall do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable laws, to consummate and make effective the intent of this Amendment, as reasonably requested by the Investor.

Section 5.               Other.  The Surviving Corporation:

(i)                Concurrently herewith, shall execute and deliver to Daniel Friedberg a written confirmation that the Surviving Corporation has assumed all obligations of the Company under the Indemnification Agreement, dated as of December 30, 2009, between the Company and Mr. Friedberg;

(ii)               To the extent Investor holds stock in certificated form, shall, upon request, instruct its transfer agent to issue to the Investor and/or its successors and assigns, to issue a new stock certificate of the Surviving Corporation in like tenor as any stock certificate of the Company currently held thereby;

(iii)              Shall file with the Securities and Exchange Commission a post-effective amendment to the Registration Statement on Form S-3 (Registration No. 333-169603) on or about January 3, 2011.

Section 6.               Effect of this Amendment.  It is the intent of the parties hereto that this Amendment constitutes an amendment of the Agreement as contemplated by Section 8(f) thereof.  Except as expressly provided in this Amendment, the terms of each of the Agreement and the RRA are satisfied and confirmed and remain in full force and effect.  Unless the context clearly provides otherwise, any reference to this “Agreement” or the “Securities Purchase Agreement” shall be deemed to be a reference to the Agreement as amended hereby.

Section 7.               Counterparts.  This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that a facsimile or electronic (i.e., “PDF”) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

Section 8.               Headings.  The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment.

Section 9.               Severability.  If any provision of this Amendment shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Amendment in that jurisdiction or the validity or enforceability of any provision of this Amendment in any other jurisdiction.

Section 10.             Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the Laws of any jurisdictions other than the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

COMPANY:

GP STRATEGIES CORPORATION

By:	/s/ Scott N. Greenberg
Name: Scott N. Greenberg
Title: Chief Executive Officer

SURVIVING CORPORATION

GENERAL PHYSICS CORPORATION

By:	/s/ Scott N. Greenberg
Name: Scott N. Greenberg
Title: Chief Executive Officer

INVESTOR:

SAGARD CAPITAL PARTNERS, L.P.
By:	Sagard Capital Partners GP, Inc.,
its general partner

By:	/s/ Daniel Friedberg
Name: Daniel Friedberg
Title: Chief Executive Officer